Colfax Reports First Quarter 2020 Results

•	Reported $0.06 EPS from continuing operations and achieved $0.38 of adjusted EPS

•	Sustained strong momentum in the first two months of the year

•	Quickly implemented aggressive actions to address COVID-19 risks and impacts

•	Amended credit agreement to provide ample liquidity and increased flexibility

ANNAPOLIS JUNCTION, MD, May 7, 2020 (GLOBE NEWSWIRE) -- Colfax Corporation (NYSE: CFX), a leading diversified technology company, today announced its financial results for the first quarter of 2020.

The Company reported net income from continuing operations of $8 million or $0.06 per diluted share in the quarter, compared to a loss of $0.17 in the prior year quarter. On an adjusted basis, earnings of $0.38 per diluted share rose 2.7% from $0.37 in the prior year period. Adjustments to reported earnings are included in the reconciliation schedules provided.

Colfax reported net sales of $816 million, 19.4% higher than the previous year’s quarter due to the current year including a full quarter from DJO, partly offset by COVID-19-related demand reductions. On an organic basis, Colfax pro forma sales decreased 1.4% including approximately 4-5% benefit from extra selling days. Medical Technology segment pro forma sales increased 0.3% on an organic basis versus the prior year period, and the Fabrication Technology segment sales declined 6.2% on a reported basis and 2.2% organically versus the prior year period.

The Company also reported first quarter adjusted EBITA of $95.5 million or 11.7% of sales. The Fabrication Technology segment improved its adjusted EBITA margins by 70 basis points over the prior year first quarter to 14.8%, and the Medical Technology segment reported adjusted EBITA margins of 10.6%.

“Our strong momentum from 2019 continued for the first two months of 2020 with accelerating growth and margin expansion,” said Matt Trerotola, Colfax President and CEO. “As COVID-19 began impacting our business, we took quick actions to protect our associates while continuing to serve customers with essential products in a lower demand environment. We also implemented a program to reduce our second quarter spending by $80-90 million, which includes temporarily reducing salaries, implementing furloughs, lowering discretionary spending, and deferring other spending.”

“We are also contributing to the global fight against COVID-19 by providing products and solutions to directly help our customers,” commented Mr. Trerotola. “DJO’s MotionMD Telehealth solution ensures that products are delivered to patients remotely, helping to provide a virtual continuum of care during this time when many healthcare facilities are closed. We are also producing masks and hand sanitizer to help address current shortages. Within ESAB, our GCE Healthcare business increased production levels to meet demand of our medical gas controlling products to support healthcare systems during this challenging period.”

The Company finished the first quarter with $366 million of cash and access to $917 million of capacity under its credit agreement and other facilities. Colfax recently amended its credit agreement to provide for additional covenant flexibility as it addresses temporarily reduced customer demand levels. The Company believes it has ample liquidity and expects to complete 2020 without taking on new debt. In addition to spending reductions, the Company is reducing pricing and purchases from suppliers, re-phasing capital expenditures, and accelerating working capital process improvements to reduce overall cash outlays, including spending reductions, by over $100 million in Q2.

“Colfax’s Medical Technology business remains exposed to favorable long-term trends of aging and expanded access to healthcare, and our Fabrication Technology business has a diversified set of applications and superior exposure to higher-growth emerging markets,” commented Mr. Trerotola. “In the shorter-term, we are flexing our spending and using CBS processes and tools to address temporarily lower customer demand levels and deliver positive cash flow. We are protecting our ability to regain our momentum as the crisis abates. Our commitment to innovation is unchanged, our teams are staying close to customers, and our operations teams are ready to respond as demand improves.”

Due to the evolving and uncertain impact, scope and duration of the COVID-19 pandemic, the Company is withdrawing its previously communicated 2020 financial guidance and plans to discuss revenue trends in its call with investors later today.

Conference Call and Webcast

The Company will hold a conference call to discuss these results beginning at 8:00 a.m. Eastern today, which will be open to the public by calling +1-877-303-7908 (U.S. callers) and +1-678-373-0875 and referencing the conference ID number 1898585 and through webcast via Colfax’s website www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified technology company that provides orthopedic and fabrication technology products and services to customers around the world, principally under the DJO and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (“CBS”), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax’s common stock is traded on the NYSE under the ticker “CFX.”

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted EBITA (earnings before interest, taxes and amortization), adjusted EBITA margin and organic sales growth. Colfax also provides adjusted EBITA and adjusted EBITA margin on a segment basis.

Adjusted net income represents net income (loss) from continuing operations excluding restructuring and other related charges, debt extinguishment charges, acquisition-related amortization and other non-cash charges, and strategic transaction costs.

Adjusted EBITA represents net income (loss) from continuing operations excluding restructuring and other related charges, acquisition-related amortization and other non-cash charges, and strategic transaction costs, as well as income tax expense (benefit) and interest expense, net. Colfax presents adjusted EBITA margin, which is subject to the same adjustments as adjusted EBITA. Further, Colfax presents adjusted EBITA (and adjusted EBITA margin) on a segment basis, where we exclude the impact of strategic transaction costs and acquisition-related amortization and other non-cash charges from segment operating income.

Core or organic sales growth (decline) excludes the impact of acquisitions and foreign exchange rate fluctuations. Additionally, pro forma organic sales percentage increase (decrease) is calculated using the corresponding prior year sales amounts, assuming that the acquisition of DJO had taken place on January 1, 2019.

These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause

Colfax’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions, the impact on creditworthiness and financial viability of customers, and other impacts on Colfax’s business and ability to execute business continuity plans, and the other factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Colfax’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Mike Macek
Vice President, Finance
Colfax Corporation
+1-302-252-9129
investorrelations@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	April 3, 2020	March 29, 2019

Net sales	$816,356	$683,919
Cost of sales	468,142	422,906
Gross profit	348,214	261,013
Selling, general and administrative expense	291,297	247,849
Restructuring and other related charges	10,080	10,831
Operating income	46,837	2,333
Interest expense, net	24,796	21,821
Income (loss) from continuing operations before income taxes	22,041	(19,488)
Income tax expense	13,173	2,042
Net income (loss) from continuing operations	8,868	(21,530)
Income (loss) from discontinued operations, net of taxes	(3,360)	(26,472)
Net income (loss)	5,508	(48,002)
Less: income attributable to noncontrolling interest, net of taxes	1,027	4,021
Net income (loss) attributable to Colfax Corporation	$4,481	$(52,023)
Net income (loss) per share - basic
Continuing operations	$0.06	$(0.17)
Discontinued operations	$(0.02)	$(0.22)
Consolidated operations	$0.03	$(0.39)
Net income (loss) per share - diluted
Continuing operations	$0.06	$(0.17)
Discontinued operations	$(0.02)	$(0.22)
Consolidated operations	$0.03	$(0.39)

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended
	April 3, 2020	March 29, 2019
Adjusted Net Income and Adjusted Net Income Per Share
Net income from continuing operations attributable to Colfax Corporation (1)	$7.8	$(22.9)
Restructuring and other related charges - pretax (2)	11.9	10.8
Debt extinguishment charges - pretax	—	0.8
Acquisition-related amortization and other non-cash charges - pretax (3)	35.8	23.7
Strategic transaction costs - pretax (4)	0.9	53.3
Tax adjustment (5)	(2.6)	(16.6)
Adjusted net income from continuing operations (6)	$53.9	$49.2
Adjusted net income margin from continuing operations	6.6%	7.2%
Weighted-average shares outstanding - diluted (in millions)	141.5	134.4

Adjusted net income per share - diluted from continuing operations	$0.38	$0.37

Net income per share - diluted from continuing operations (GAAP)	$0.06	$(0.17)
__________
(1) Net income from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net income from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes, of $1.0 million and $1.3 million for the three months ended April 3, 2020 and March 29, 2019, respectively.
(2) Includes $1.8 million of expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three months ended April 3, 2020.
(3) Includes amortization of acquired intangibles and fair value charges on acquired inventory.
(4) Includes costs incurred for the acquisition of DJO.
(5) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 22.3% and 27.0% for the three months ended April 3, 2020 and March 29, 2019, respectively.
(6) Some periods may not foot due to rounding.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended
	April 3, 2020	March 29, 2019

Net income (loss) from continuing operations (GAAP)	$8.9	$(21.5)
Income tax expense	13.2	2.0
Interest expense, net(1)	24.8	21.8
Restructuring and other related charges(2)	11.9	10.8
Strategic transaction costs(3)	0.9	53.3
Acquisition-related amortization and other non-cash charges(4)	35.8	23.7
Adjusted EBITA (non-GAAP)	$95.5	$90.2
Net income margin from continuing operations (GAAP)	1.1%	(3.1)%
Adjusted EBITA margin (non-GAAP)	11.7%	13.2%
__________
(1) The three months ended March 29, 2019 includes $0.8 million of debt extinguishment charges.
(2) Restructuring and other related charges includes $1.8 million of expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three months ended April 3, 2020.
(3) Includes costs incurred for the acquisition of DJO.
(4) Includes amortization of acquired intangibles and fair value charges on acquired inventory.

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Fabrication Technology		Medical Technology(1)		Total Colfax(2)
	$	%	$	%	$	%

For the three months ended March 29, 2019	$560.4		$292.7		$853.1
Components of Change:
Existing businesses(3)	(12.5)	(2.2)%	0.8	0.3%	(11.7)	(1.4)%
Acquisitions(4)	—	—%	—	—%	—	—%
Foreign currency translation(5)	(22.4)	(4.0)%	(2.7)	(0.9)%	(25.0)	(2.9)%
	(34.9)	(6.2)%	(1.9)	(0.6)%	(36.7)	(4.3)%
For the three months ended April 3, 2020	$525.5		$290.8		$816.4

(1) Medical Technology prior year Net sales and components of change are based on or derived from Management’s internal reports. On the Company’s form 10-Q for the first quarter of 2020, Medical Technology prior year Net sales include only sales subsequent to February 22, 2019, the date of the DJO acquisition, and sales prior to February 22, 2020 are included in the acquisitions line item of the change in sales reconciliation.
(2) Certain items may not foot due to rounding.
(3) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(4) Represents the incremental sales from our acquisitions.
(5) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	April 3, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$365,604	$109,632
Trade receivables, less allowance for credit losses of $30,559 and $32,634	499,402	561,865
Inventories, net	561,675	571,558
Other current assets	154,929	161,190
Total current assets	1,581,610	1,404,245
Property, plant and equipment, net	468,241	491,241
Goodwill	3,191,312	3,202,517
Intangible assets, net	1,648,328	1,719,019
Lease asset - right of use	173,997	173,320
Other assets	392,084	396,490
Total assets	$7,455,572	$7,386,832

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$26,885	$27,642
Accounts payable	368,001	359,782
Accrued liabilities	424,213	469,890
Total current liabilities	819,099	857,314
Long-term debt, less current portion	2,513,022	2,284,184
Non-current lease liability	135,569	136,399
Other liabilities	650,118	619,307
Total liabilities	4,117,808	3,897,204
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 118,327,405 and 118,059,082 issued and outstanding as of April 3, 2020 and December 31, 2019, respectively	118	118
Additional paid-in capital	3,453,941	3,445,597
Retained earnings	479,223	479,560
Accumulated other comprehensive loss	(642,142)	(483,845)
Total Colfax Corporation equity	3,291,140	3,441,430
Noncontrolling interest	46,624	48,198
Total equity	3,337,764	3,489,628
Total liabilities and equity	$7,455,572	$7,386,832

Colfax Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Three Months Ended
	April 3, 2020	March 29, 2019
Cash flows from operating activities:
Net income (loss)	$5,508	$(48,002)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	58,336	44,832
Stock-based compensation expense	6,124	5,238
Non-cash interest expense	1,311	1,821
Deferred income tax expense (benefit)	(567)	(9,185)
Loss on sale of property, plant and equipment	976	218
Pension settlement loss	—	43,774
Changes in operating assets and liabilities:
Trade receivables, net	29,445	1,876
Inventories, net	(16,431)	(36,131)
Accounts payable	30,592	(45,749)
Changes in other operating assets and liabilities	(59,065)	(30,980)
Net cash provided by (used in) operating activities	56,229	(72,288)
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,113)	(24,356)
Proceeds from sale of property, plant and equipment	1,688	1,283
Acquisitions, net of cash received	(7,830)	(3,147,835)
Net cash used in investing activities	(37,255)	(3,170,908)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	—	1,725,000
Payments under term credit facility	—	(502,813)
Proceeds from borrowings on revolving credit facilities and other	608,673	1,233,735
Repayments of borrowings on revolving credit facilities and other	(364,403)	(477,045)
Proceeds from borrowings on senior unsecured notes	—	1,000,000
Payment of debt issuance costs	—	(24,280)
Proceeds from prepaid stock purchase contracts	—	377,814
Proceeds from issuance of common stock, net	2,220	2,439
Payment for noncontrolling interest share repurchase	—	(92,721)
Other	(1,353)	(3,103)
Net cash provided by financing activities	245,137	3,239,026
Effect of foreign exchange rates on Cash and cash equivalents	(8,139)	1,569
Increase (decrease) in Cash and cash equivalents	255,972	(2,601)
Cash and cash equivalents, beginning of period	109,632	245,019
Cash and cash equivalents, end of period	$365,604	$242,418